                                                                EXHIBIT 23.3




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion in this Registration Statement of LDM Technologies, Inc. on Amendment No. 3 to Form S-4 of our report dated March 27, 1997 on the financial statements of Molmec, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 and the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                        Arthur Andersen LLP


        Detroit, Michigan,
         April 28, 1997.